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                                                                    EXHIBIT 23.4

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use in this Registration Statement on Form S-4 of the form of our letter to the Board of Directors of Sun Bancorp, Inc. included as Annex C to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Keefe, Bruyette & Woods, Inc.
New York, New York
June 10, 2004

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